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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Orthodontic Centers of America, Inc. 401(k) Profit Sharing Plan for the registration of 75,000 Shares of Orthodontic Centers of America, Inc. common stock of our report dated June 29, 1999, with respect to the financial statements of the Orthodontic Centers of America, Inc. 401(k) Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1998.



                                                  /s/ Ernst & Young LLP


New Orleans, Louisiana
August 20, 1999